                                 [MISONIX LOGO]

FOR IMMEDIATE RELEASE

       Misonix Contact:                   Investor Relations Contact:
       Richard Zaremba                    Jordan M. Darrow
       Chief Financial Officer            Darrow Associates, Inc.
       631-694-9555                       631-367-1866
       invest@misonix.com                 jdarrow@optonline.net

             MISONIX ANNOUNCES APPOINTMENT OF GRANT THORNTON LLP AS
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FARMINGDALE, NY -- January 24, 2006 -- Misonix, Inc. (Nasdaq: MSON), a developer of ultrasonic medical device technology for the treatment of cancer and other health conditions, today announced that, effective immediately, its Audit
Committee has appointed Grant Thornton LLP ("Grant Thornton") as the Company's
independent registered public accounting firm. Grant Thornton replaces Ernst &
Young LLP ("Ernst & Young"), which had served as Misonix's independent auditor since 1993, and has been engaged for services pertaining to fiscal year 2006.

The change in independent auditor was not related to any disagreement between the Company and Ernst & Young. Misonix's intent in transitioning to Grant
Thornton was to engage a firm with a global reach that is focused on serving middle market public companies and that has relevant medical technology experience. Misonix will be serviced by Grant Thornton's Melville, New York office, which is approximately 2 miles from the Company's global headquarters.

ABOUT GRANT THORNTON

Grant Thornton LLP is the U.S. member firm of Grant Thornton International, one of the six global accounting, tax and business advisory organizations. Through member firms in 111 countries, including 50 offices in the United States, the partners and employees of Grant Thornton member firms provide personalized attention and the highest quality service to public and private clients around the globe. Visit Grant Thornton LLP at www.GrantThornton.com.
                                       ---------------------

ABOUT MISONIX

Misonix develops, manufactures, and markets medical, scientific, and industrial ultrasonic and air pollution systems. Misonix's ultrasonic platform is the basis for several innovative medical technologies. Misonix has a minority equity position in Focus Surgery, Inc. which uses high intensity focused ultrasound
("HIFU") technology to destroy deep-seated cancerous tissues without effecting surrounding healthy tissue. Addressing a combined market estimated to be in excess of $3 billion annually, Misonix's proprietary ultrasonic medical devices are used for wound debridement, cosmetic surgery, neurosurgery, laparoscopic surgery, and other surgical and medical applications. Additional information is available on the Company's Web site at www.misonix.com.

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With the exception of historical information contained in this press release, content herein may contain "forward looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of
1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. In particular, the Company may not be successful in its efforts with respect to strategic opportunities for its Laboratory and Scientific Division and the affect this activity may have on the other businesses within the Company. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, uncertainties as a result of research and development, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, regulatory risks including approval of pending and/or contemplated
510(k) filings, the ability to achieve and maintain profitability in the
Company's business lines, and other factors discussed in the Company's Annual
Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K.